As filed with the Securities and Exchange Commission on March 8, 2002
Registration No. 333-56464

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

SOLECTRON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-2447045
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

777 Gibraltar Drive
Milpitas, California    95035
(Address, including zip code, of Registrant's principal executive offices)

Solectron Corporation Amended 1992 Stock Option Plan
 (Full title of the Plans)

KIRAN PATEL
Executive Vice President and Chief Financial Officer
SOLECTRON CORPORATION
777 Gibraltar Drive
Milpitas, California 95035
(408) 957-8500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
STEVEN E. BOCHNER, ESQ.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
(650) 493-9300

A portion of the offering contemplated by this Registration has terminated. Pursuant to the undertakings contained in Item 9 of the Registration Statement, the Registrant files this Post-Effective Amendment No. 1 to deregister 9,717,467 of shares originally registered by the Registration Statement that remained unsold as of the termination of the offering.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Solectron Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 8th day of March, 2002.

SOLECTRON CORPORATION

By:	/s/ Kiran Patel

Kiran Patel
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No.1 Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Koichi Nishimura, Ph.D.	President, Chief Executive Officer and Chairman of the Board	March 8, 2002
* Richard A. D'Amore	Director	March 8, 2002
* Charles A. Dickinson	Director	March 8, 2002
* Heinz Fridrich	Director	March 8, 2002
* William Hasler	Director	March 8, 2002
* Kenneth E. Haughton, Ph.D.	Director	March 8, 2002
* Paul R. Low, Ph.D.	Director	March 8, 2002
Wesley M. Scott	Director	March 8, 2002
Ajay B. Shah	Director	March 8, 2002
Dennis Wood	Director	March 8, 2002
* Osamu Yamada	Director	March 8, 2002
*By:/s/ Susan Wang Susan Wang Attorney-in-Fact		March 8, 2002